UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2003

MUNICIPAL SECURITIES PURCHASE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19564	13-3633082
(State or Other Jurisdiction	Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

201 High Ridge Road, Stamford, Connecticut 06927
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (203) 357-4000

FGIC SECURITIES PURCHASE, INC.
125 Park Avenue, 5th Floor, New York, New York 10017
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
CERTIFICATE OF AMENDMENT OF CERT OF INCORPORATION

Item 5.	Other Events and Required FD Disclosure

     On November 14, 2003, FGIC Securities Purchase, Inc. filed, with the Secretary of State of the State of Delaware, a Certificate of Amendment of its Certificate of Incorporation. Pursuant to the Certificate of Amendment, FGIC Securities Purchase, Inc. changed its name to Municipal Securities Purchase, Inc. with such name change effective as of November 14, 2003.

     In addition, effective as of November 14, 2003, Municipal Securities Purchase, Inc. changed its principal executive offices from 125 Park Avenue, New York, New York 10017 to 201 High Ridge Road, Stamford, Connecticut 06927.

     The name change and the change in principal address did not, in any respect, alter the obligations of Municipal Securities Purchase, Inc. (formerly FGIC Securities Purchase, Inc.) under any of its outstanding liquidity facilities, nor did such name change alter the obligations of General Electric Capital Corporation to lend sufficient moneys to Municipal Securities Purchase, Inc. to enable Municipal Securities Purchase, Inc. to fulfill its obligations under any of its outstanding liquidity facilities.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit Index

1.4	Certificate of Amendment of Certificate of Incorporation of the Registrant.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUNICIPAL SECURITIES PURCHASE, INC.

Date: December 3, 2003	By:	/s/ Alan M. Green Name: Alan M. Green Title: President